Exhibit 10.29

AMENDMENT, DATED DECEMBER 2, 2014, TO
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
(Subject to Stockholder Approval)

This amendment (the “Amendment”) to the Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan (the “Plan”), is made and entered into effective as of December 2, 2014.

RECITALS
WHEREAS, the Board of Directors of Pzena Investment Management, Inc., the Managing Member of Pzena Investment Management, LLC, a Delaware limited liability company (the “Company”) desires to amend the Plan in accordance with the authority granted by the Plan’s terms.
NOW, THEREFORE, the Plan shall be amended as follows:

1.	Section 2.13 of the Plan shall be deleted and replaced with the following sentence:

2.13    Fair Market Value of a Class B Unit on any given date means such value as the Committee, in its sole discretion, shall determine in good faith using any reasonable method; provided that in the case of a determination of the exercise price of an Option, such determination shall be made in a manner which permits the Option to be exempt from the application of Section 409A of the Code. In making a determination of Fair Market Value, the Committee shall take into account the information available with respect to the value of the Company, which factors may include (but are not limited to) (i) if the Class A Stock is listed for trading on the New York Stock Exchange or any other national securities exchange, the closing price per share of Class A stock on the applicable exchange on that date (or, if no closing price is reported, the last reported sale price) and (ii) discounts for lack of marketability of the Class B Units or waivers of benefits under the Tax Receivable Agreement, dated October 30, 2007, by and among Pzena Investment Management, Inc., the Company and the Continuing Members and Existing Members named on the signature pages thereto.
2. Except as specifically amended by this Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first above written
PZENA INVESTMENT MANAGEMENT, LLC

By:	Pzena Investment Management, Inc., its Managing Member
By: ___________________________________
Name: Richard S. Pzena
Title: Chief Executive Officer